FOR IMMEDIATE RELEASE

KIT digital Relocates Corporate Headquarters to New York City, Voluntarily Delists from Prague Stock Exchange

Prague to Become Technology and Development Center

NEW YORK, NY and PRAGUE, CZECH REPUBLIC, July 19, 2012 – KIT digital, Inc. (NASDAQ:KITD), a leading video management software and services company, today announced that it is relocating the company’s corporate headquarters from Prague to New York City. In connection with the move, the company will delist its stock from the Prague Stock Exchange. KIT digital’s Board of Directors approved both decisions, and the company's shares will continue to be traded on the NASDAQ Global Select market under the symbol KITD.

“New York sits at the intersection of the global media industry and our own investor and financial community. Our relocation supports our growth in the important broadcaster and network operator markets, and grants us greater access to U.S. investors and industry analysts,” said Barak Bar-Cohen, Chief Executive Officer of KIT digital. “The move also streamlines and consolidates many key corporate functions, allowing us to realize additional cost savings.”

The company’s corporate marketing, communications, finance and administrative teams will now reside in New York City. The company’s location in Prague will become a technology and development center, supporting ongoing product development efforts.

“We will continue to leverage our highly skilled Prague-based technology group to further develop our Cosmos video platform and broader product portfolio, supporting compelling IP video experiences for our customers,” Mr. Bar-Cohen continued. “Our decision to delist from the Prague Stock Exchange was made in support of our ongoing consolidation process and desire to reflect that process in our investor relations activities.”

As per regular delisting procedure, KIT digital’s common stock will continue to be traded on the Prague Stock Exchange for a short transitional period. The delisting is not expected to have any material impact on KIT digital’s overall trading volume or on the liquidity or marketability of the company’s shares.

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About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a leading video management software and services company. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, BSkyB, Disney-ABC, Google, HP, Mediaset, MTV, News Corp, RCS Media Group, Sky Deutschland, Sky Italia, Telecom Argentina, Telecom Italia, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains headquarters in New York City and offices in 21 countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

Additional Information Regarding the Solicitation and Where to Find It

In connection with KIT digital Inc.’s possible solicitation of proxies, the company intends to file a proxy statement (and related proxy materials) on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders its proxy statement (and related proxy materials). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KIT DIGITAL, INC. AND THE SOLICITATION OF PROXIES. The definitive proxy statement (when it becomes available) will be mailed to KIT digital Inc. stockholders. Investors and stockholders may obtain a free copy of all of these documents (when available) and other documents filed by KIT digital Inc. at the SEC’s website at www.sec.gov and at the Investor Relations section of the company’s website at www.kitd.com. The definitive proxy statement and such other documents may also be obtained for free from KIT digital Inc. by directing such request to KIT digital Inc., Attention: Murray Arenson, 26 W. 17th Street, 2nd Floor, New York, New York 10011, Telephone: +1 646 553 4900.

KIT digital Inc. and its directors, director-nominees and executive officers may be deemed to be participants in the solicitation of proxies from KIT digital Inc.'s stockholders. Information about KIT digital Inc.’s directors, director-nominees and executive officers will be set forth in KIT digital Inc.’s proxy statement on Schedule 14A which the company intends to file with the SEC and furnish to its stockholders.

Important Cautions Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates," "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made concerning the cost savings we anticipate to realize. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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KIT digital Media Contact:

Daniel Goodfellow

SVP, Global Marketing and Communications

Tel. +1-917-513-6081

Daniel.Goodfellow@kit-digital.com

KIT digital Investor Contact:

Murray Arenson

SVP, Investor Relations & Corporate Initiatives

Tel. +1-646-553-4900

Murray.Arenson@kit-digital.com

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